NUMBER

DRE 0600

Duke REALTY

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA

SEE REVERSE SIDE
FOR CERTAIN DEFINITIONS

CUSIP 264411 50 5

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $0.01 PAR VALUE EACH OF

DUKE REALTY CORPORATION

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

DUKE REALTY CORPORATION CORPORATE SEAL 1992 INDIANA

EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
AND CORPORATE SECRETARY

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY

BY

TRANSFER AGENT
AND REGISTRAR

AUTHORIZED SIGNATURE